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Exhibit 2.n.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2 of our report dated May 31, 2007 relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Gladstone Investment Corporation, which appears in such Pre-Effective Amendment No. 1 to the Registration Statement. We also consent to the use in this Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2 of our report dated May 31, 2007 relating to the senior securities data included in the consolidated selected financial data which appears in such Pre-Effective Amendment No. 1 to the Registration Statement. We also consent to the reference to us under the heading "Experts" in such Pre-Effective Amendment No. 1 to the Registration Statement.

/s/ PricewaterhouseCoopers LLP
McLean, VA
December 18, 2007

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  Exhibit 2.n.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM